UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2013

THE ALLSTATE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2775 Sanders Road, Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

On July 15, 2013, the Registrant announced changes to its retirement and life insurance benefits to bring them more in line with competitive benefit offerings in the marketplace. The changes include, effective January 2014, introducing a new cash balance pension formula to replace the current formulas under which  employees earn benefits, including the final average pay pension formula; setting the employer 401(k) matching contribution at the maximum amount of the current variable range; revising the employee life insurance benefit; and discontinuing retiree life benefits for current employees; and, effective at a future date, revising life benefits for certain retirees. These changes will provide more consistent benefits across employees and reduce the Registrant’s cost structure, while providing employees with a contemporary and competitive benefit package.

As a result of these changes, a re-valuation of the pension and retiree life insurance plans will be completed in the third quarter of 2013 and reflected in the Registrant’s financial statements for the third quarter of 2013. The Registrant estimates these changes will increase book value per common share by $1.70 to $2.00 as measured principally by (a) the estimated effect of the increase in the discount rate used to remeasure the benefit obligations as of July 15, 2013, (b) the difference between the projected benefit obligation and the accumulated benefit obligation of affected pension plans, and (c) the reduction in the accrued benefit obligation of the employee retiree life insurance program. Beginning in the third quarter of 2013, benefit expense will also be reduced. The Registrant will discuss these financial and accounting impacts in its earnings communications and its Form 10-Q for the quarterly period ended June 30, 2013.

The information in this Form 8-K is furnished and not filed pursuant to instruction B.2 of Form 8-K.

This report contains forward-looking statements about the impact of changes in the Registrant’s retirement and life insurance benefits on the Registrants book value per share. These statements are subject to the Private Securities Litigation Reform Act of 1995 and are based on management’s estimates, assumptions, and projections. Actual results may differ materially from those projected based on the following risk factors:

•    Fluctuations in market interest rates may affect the discount rate used in determining the actual impact of the changes.

•    Changes in the capital market valuations may affect the value of benefit plan assets.

Allstate assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

	By:	/s/Jennifer M. Hager
Name: Jennifer M. Hager
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: July 15, 2013